                                                                    Exhibit 10.3



                              ARDENT SOFTWARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                  Amended and Restated effective March 17, 1999



l. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of Ardent Software, Inc. (the "Company"), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

         (a)      in excess of 20 hours per week; and

         (b)      more than five months in the relevant calendar year.

3. OFFERING DATES. From time to time the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4. PRICES. The Price per share for each grant of rights hereunder shall be the lesser of:

         (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

         (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

         At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.       EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

         (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

         (b) The method of payment for Shares purchased upon exercise or rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors; provided, however, that payment through regular payroll deductions may in no event commence before the date on which a prospectus with respect to the Offering of the Shares covered by the Plan is provided to each participating employee. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board of Directors when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7. SHARES SUBJECT TO THE PLAN. No more than 1,000,000 Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.       LIMITATIONS ON GRANTS.

         (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

         (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

         (c) No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to that percentage of the employee's annual rate of compensation on the date the employee elects to participate in the Offering as determined by the Board of Directors from time to time.

 9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board of Directors when it authorizes the offering.

10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board of Directors, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

12. EMPLOYEE'S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such rights has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.      AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN.  The Board of
         Directors may at any time terminate or amend this Plan without notice and without further action on the part of stockholders of the Company, provided:

(a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

(b)      that any such amendment which:

         (i) increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

         (ii) changes the class of persons eligible to participate under the Plan; or

         (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.

15. EFFECTIVE DATE AND APPROVALS. The Plan was adopted by the Board of Directors on March 25, 1992 to become effective as of said date and approved by the stockholders of the Company on April 17, 1992. The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

16.      TERM OF PLAN. No rights shall be granted under the Plan after March 25,
         2007.

17. ADMINISTRATION OF THE PLAN. The Board of Directors or any committee or persons to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of
         Section 423 of the Code.

         AMENDMENT                                   BOARD ACTION                       STOCKHOLDER APPROVAL
         ---------                                   ------------                       --------------------

         INCREASE TO 200,00 SHARES                   FEBRUARY 5, 1993                   APRIL 21, 1993
         INCREASE TO 300,000 SHARES                  FEBRUARY 1, 1995                   JUNE 14, 1995
         INCREASE TO 500,000 SHARES                  MARCH 21, 1996                     JUNE 6, 1996
         EXTEND FOR 10 YEARS                         JUNE 28, 1997                      MAY 6, 1997
         INCREASE TO 700,000 SHARES                  OCTOBER 7, 1997                    FEBRUARY 10, 1998
         INCREASE TO 1,000,000 SHARES                MARCH 17, 1999                     ANTICIPATED MAY 10, 1999